Exhibit 99.1

Deciphera Pharmaceuticals to be Acquired by ONO Pharmaceutical For $2.4 Billion

Deciphera Shareholders to Receive $25.60 per Share in Cash

Deciphera’s Kinase Inhibitor Expertise and Established Commercialization Platform in Key Markets Will Reinforce ONO Pharmaceutical’s Pipeline and Accelerate Global Reach

WALTHAM, Mass.—(BUSINESS WIRE)—April 29, 2024—Deciphera Pharmaceuticals, Inc. (NASDAQ: DCPH), a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer, today announced that it has entered into a definitive merger agreement with ONO Pharmaceutical Co., Ltd. (ONO), under which ONO will acquire all outstanding shares of Deciphera common stock for $25.60 per share in cash through a tender offer followed by a merger of Deciphera with a wholly-owned subsidiary of ONO (the “Acquisition”), for a total equity value of $2.4 billion. The boards of directors of both companies have unanimously approved the transaction.

Together, ONO and Deciphera will accelerate their shared vision to deliver innovative new drugs and serve patients around the world. Deciphera brings specialized research and development capabilities in kinase drug discovery, well-established commercial and sales platforms in the United States and Europe, and global clinical development capabilities. In addition to QINLOCK®—Deciphera’s switch-control inhibitor for the treatment of fourth-line gastrointestinal stromal tumor (GIST), which is approved in the United States and over 40 other countries, Deciphera also brings a mature, diverse pipeline of best-or-first in class potential medicines, including vimseltinib, DCC-3116 (an ULK inhibitor) and multiple additional oncology candidates. Vimseltinib is a highly selective switch-control kinase inhibitor with successful pivotal clinical data for the potential to be a best-in-class and first-in-class agent for the treatment of tenosynovial giant cell tumor (TGCT), and potentially other indications. The Acquisition is expected to enable ONO to build a robust presence in oncology, one of its key priority areas, and also support ONO’s efforts to become a Global Specialty Pharma company.

Steven L. Hoerter, President and Chief Executive Officer of Deciphera, said, “Deciphera and ONO share a deep commitment to improve the lives of people living with cancer, and the transaction announced today enables us to make even greater impact for patients. Together, we expect to advance and accelerate each organization’s important work through combined research and development capabilities and a global commercial footprint. Importantly, this acquisition delivers for all of Deciphera’s stakeholders. It provides immediate, compelling value for our shareholders, provides greater opportunities for our world-class team, and ultimately, greater hope for patients. I am excited about the future of the combined organization, and we are honored to contribute to the continued growth of ONO in the U.S. and around the world.”

Gyo Sagara, Representative Director, Chairman of the Board and Chief Executive Officer of ONO, said, “We expect that this acquisition of Deciphera will not only expand ONO’s target oncology portfolio, but also accelerate ONO’s business development in the United States and Europe, and strengthen kinase drug discovery research. Deciphera’s mission statement ‘Inspired by Patients: Defeat Cancer’ is aligned with ONO’s corporate philosophy ‘Dedicated to the Fight against Disease and Pain.’ We respect the innovative culture of Deciphera and look forward to working together to drive further growth for both ONO and Deciphera.”

Transaction Details

The Acquisition is structured as a tender offer and subsequent merger of Deciphera with a wholly-owned subsidiary of ONO. Under the terms of the definitive merger agreement, ONO will acquire all outstanding shares of Deciphera for $25.60 per share in cash for a total equity value of approximately $2.4 billion. The purchase price represents a premium of 74.7% to Deciphera’s closing share price of $14.65 on April 26, 2024, and a premium of 68.8% to Deciphera’s 30-trading-day volume weighted average price as of April 26, 2024.

ONO will promptly commence the tender offer, and it will expire 20 business days after its commencement, unless otherwise extended. If the tender offer conditions are not satisfied, ONO may be required to extend the tender offer under certain circumstances. Upon the successful completion of the tender offer, ONO’s wholly-owned subsidiary will merge with and into Deciphera, with Deciphera continuing as the surviving corporation and a wholly-owned subsidiary of ONO, and any shares of common stock of Deciphera not tendered into the offer will receive the same USD per share price payable in the tender offer. The Acquisition is expected to close in the third quarter of 2024, subject to customary closing conditions, including U.S. antitrust clearance and the tender of a majority of Deciphera’s outstanding shares of common stock.

In connection with the execution of the merger agreement, certain stockholders of the Company owning approximately 28% of the outstanding shares of Deciphera Common Stock have entered into Tender and Support Agreements pursuant to which they will tender all of their owned shares in the offer.

Upon completion of the Acquisition, Deciphera will operate as a standalone business of ONO Group, from its headquarters in Waltham, Massachusetts.

In light of the Acquisition, Deciphera will not host a first quarter 2024 earnings call. The Company will file a Form 10-Q in the ordinary course.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Deciphera and Goodwin Procter LLP is serving as legal counsel. BofA Securities is serving as financial advisor to ONO and Greenberg Traurig is serving as legal counsel.

About Deciphera Pharmaceuticals

Deciphera is a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer. We are leveraging our proprietary switch-control kinase inhibitor platform and deep expertise in kinase biology to develop a broad portfolio of innovative medicines. In addition to advancing multiple product candidates from our platform in clinical studies, QINLOCK® is Deciphera’s switch-control inhibitor for the treatment of fourth-line GIST. QINLOCK is approved in Australia, Canada, China, the European Union, Hong Kong, Iceland, Israel, Liechtenstein, Macau, New Zealand, Norway, Singapore, Switzerland, Taiwan, the United Kingdom, and the United States. For more information, visit www.deciphera.com and follow us on LinkedIn and X (@Deciphera).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the proposed acquisition of Deciphera by Ono, the expected timetable for completing the transaction, Deciphera’s future financial or operating performance, the expectations and timing regarding the potential for Deciphera’s preclinical and/or clinical stage pipeline assets to be first-in-class and/or best-in-class treatments, and the ability of Deciphera to become a company with multiple approved medicines. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation: (i) risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur; (ii) uncertainties as to how many of Deciphera’s stockholders will tender their shares in the offer; (iii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iv) the possibility that competing offers will be made; (v) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (vi) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; (vii) Deciphera’s ability to successfully demonstrate the efficacy and safety of its drug or drug candidates, and the preclinical or clinical results for its product candidates, which may not support further development of such product candidates; (viii) comments, feedback and actions of regulatory agencies; (ix) Deciphera’s ability to commercialize QINLOCK® and execute on its marketing plans for any drugs or indications that may be approved in the future; (x) the inherent uncertainty in estimates of patient populations, competition from other products, Deciphera’s ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized; and (xi) other risks identified in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The Deciphera logo and the QINLOCK® word mark and logo are registered trademarks and the Deciphera word mark is a trademark of Deciphera Pharmaceuticals, LLC.

Additional Information about the Proposed Transaction and Where to Find It

The tender offer referred to in this press release has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Ono and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Ono and its acquisition subsidiary will cause to be filed a tender offer statement on Schedule TO with the SEC, and

Deciphera will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY DECIPHERA STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Deciphera’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Deciphera by accessing the “Investors & News” section of www.deciphera.com or by contacting Investor Relations at deciphera@argotpartners.com. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website, www.sec.gov, upon filing with the SEC.

DECIPHERA STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investor Relations:

Maghan Meyers

Argot Partners

Deciphera@argotpartners.com

212-600-1902

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902

Or

Dan Katcher / Leigh Parrish / Sophie Throsby

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449